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                                                                    EXHIBIT 3.86

                                                                         [STAMP]

                              CERTIFICATE OF MERGER
                                       OF
                       SPECIALTY PACKAGING PRODUCTS, INC.
                                      INTO
                           OWENS-ILLINOIS CLOSURE INC.

      (Pursuant to Section 252 of the General Corporation Law of Delaware)

          Owens-Illinois Closure Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

                 Name                           State of Incorporation
          ---------------------                 ----------------------

          Owens-Illinois Closure Inc.                   Delaware
          Specialty Packaging Products, Inc.            Virginia

          SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of the State of Delaware.

          THIRD:   That the name of the surviving corporation of the merger is
Owens-Illinois Closure Inc., a Delaware corporation.

          FOURTH: That the certificate of incorporation of Owens-Illinois Closure Inc., a Delaware corporation, the surviving corporation, In effect prior to its merger with Specialty Packaging Products, Inc. will remain the certificate of Incorporation of the surviving corporation after said merger without any modification or amendment.

          FIFTH:   That the merger shall be effective upon the filing hereof
with the Secretary of State of Delaware.

          SIXTH:   That the executed agreement of merger is on file at the
principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Owens-Illinois Closure Inc., One SeaGate, Toledo, Ohio 43666.

          SEVENTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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          EIGHTH:  That the surviving corporation is to be a corporation of the state of Delaware and the authorized capital of the constituent corporation that is not a corporation of the State of Delaware consisted of 10,000 share of $1.00 par value common stock, all of which will be canceled upon the effective date of this merger.

          IN WITNESS WHEREOF, Owens-Illinois Closure Inc. has caused this certificate to be executed by David G. Van Hooser, its Vice President and attested by James W. Baehren, its Secretary, as of the 1st day of January, 1993.

                                             OWENS-ILLINOIS CLOSURE INC.


                                             By: /s/ David G. Van Hooser
                                                --------------------------------
                                                  David G. Van Hooser
                                                  Vice President

ATTEST:


By: /s/ James W. Baehren
   -----------------------
     James W. Baehren
     Secretary